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                                                                  EXHIBIT 23.1



             Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Cygnus, Inc. 1994 Stock Option/Stock Award Plan and the Cygnus, Inc. 1991 Employee Stock Purchase Plan of our reports dated January 19, 1996,with respect to the consolidated financial statements of Cygnus, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

Palo Alto, California
December 16, 1996